Exhibit 99






Release Date:                                        Further Information:

IMMEDIATE RELEASE                                    David J. Bursic
July 25, 2006                                        President and CEO
                                                            -or-
                                                     Pamela M. Tracy
                                                     Investor Relations
                                                     Phone: 412/364-1913



              WVS FINANCIAL CORP. ANNOUNCES QUARTERLY CASH DIVIDEND


      WVS Financial Corp. (NASDAQ: WVFC) announced today that its Board of Directors at their meeting on July 25, 2006 declared a regular $0.16 cash dividend on the common stock of the Company, payable on August 17, 2006 to the stockholders of record at the close of business on August 7, 2006.

      WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC insured savings bank which conducts business from six offices located in the North Hills suburbs of Pittsburgh, Pennsylvania.


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